UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2009

MTS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-2382	41-0908057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Technology Drive
Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 937-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On July 16, 2009, MTS Systems Corporation (the “Company”) announced a workforce reduction in response to the continued weakness in industrial capital spending.

The Company-wide workforce reduction impacts approximately 65 positions and includes both immediate actions as well as those taken in April 2009. As a result, the Company will record a pre-tax charge of $1.2 million for severance costs in the third quarter of fiscal 2009, ended June 27, 2009. A majority of this charge will result in future cash expenditures.

Combined with the actions announced today, the Company anticipates further workforce and cost reduction actions in the fourth quarter related to material sourcing and process and structure improvements. These actions will result in annual savings of $15-20 million for fiscal 2010.

A copy of the press release announcing this action is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: July 17, 2009	By:	/s/ SUSAN E. KNIGHT
Susan E. Knight
Vice President and Chief Financial Officer

MTS SYSTEMS CORPORATION

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 16, 2009.